UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	0-28806 (Commission file number)	65-0420146 (I.R.S. Employer Identification Number)

17870 Castleton Street, #335

City of Industry, California

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:    (626) 839-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 30, 2007, Mr. Yan Xiaodong resigned as a Director of Ever-Glory International Group, Inc. (the “Company”). The decision by Mr. Yan to resign from his position was to devote more time to his own business and was not the result of any material disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 1, 2007, the Board of Directors of the Company (the “Board”) elected Ms. Guo Yan as a Director of the Company, effective immediately, to fill the vacancy created by Mr. Yan’s resignation.

Ms. Guo served as the Company Chief Financial Officer from 1999 to 2004. Ms. Guo was the section chief of the financial and accounting department of Goldenway and has over eight years experience in accounting and finance management. Ms. Guo received her bachelor’s degree in accounting from Nanjing Audit Institute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 2006

By:	/s/	Kang Yi Hua
Kang Yi Hua
Chief Executive Officer